LAS VEGAS SANDS, INC.
                          VENETIAN CASINO RESORT, LLC

                              Offer to Exchange
                        $1,000 in principal amount of
                       12 1/4% Mortgage Notes due 2004 and
                   14 1/4% Senior Subordinated Notes due 2005
         which have been registered under the Securities Act of 1933, for each $1,000 in principal amount of
                 outstanding 12 1/4% Mortgage Notes due 2004 and
            14 1/4% Senior Subordinated Notes due 2005, respectively,
                  that were issued and sold in a transaction
              exempt from registration under the Securities Act

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

Enclosed for your consideration is a Prospectus dated ______, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Las Vegas Sands, Inc. and Venetian Casino Resort, LLC (the "Issuers") to exchange up to $425,000,000 in aggregate principal amount of their 12 1/4% Mortgage Notes due 2004 (the "Exchange Mortgage Notes") and $97,500,000 in aggregate principal amount of their 14 1/4% Senior Subordinated Notes due 2005 (the "Exchange Senior Subordinated Notes" and, together with the Exchange Mortgage Notes, the "Exchange Notes") for up to $425,000,000 in aggregate principal amount of their outstanding 12 1/4% Mortgage Notes due 2004 (the "Existing Mortgage Notes") and $97,500,000 in aggregate principal amount of their 14 1/4% Senior Subordinated Notes due 2005 (the "Existing Senior Subordinated Notes" and, together with the Existing Mortgage Notes, the "Existing Notes") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended.

We are asking you to contact your clients for whom you hold Existing Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Existing Notes registered in their old name. The Issuers will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuers for customary mailing and handling expenses incurred by you to forwarding any of the enclosed materials to your clients. The Issuers will pay all transfer taxes, if any, applicable to the tender of Existing Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

      Enclosed are copies of the following documents:

            1.  the Prospectus;

            2. a Letter of Transmittal for your use in connection with the exchange of Existing Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Existing Notes);

            3. a form of letter that may be sent to your clients for whose accounts you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

            4. a Notice of Guaranteed Delivery;

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            5. guidelines of the Internal Revenue Service for Certification of
      Taxpayer Identification Number on Substitute Form W-9; and

            6. a return envelope addressed to First Trust National Association, the Exchange Agent.

      YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON _________, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). EXISTING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

      To tender Existing Notes, certificates for Existing Notes or a Book-Entry Confirmation (as defined in the Prospectus), a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

      If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Existing Note to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by delivery of a Notice of Guaranteed Delivery by an Eligible Institution (as defined in the Prospectus).

      Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address or telephone number set forth in the Prospectus.

                                          Very truly yours,



                                          LAS VEGAS SANDS, INC. and
                                          VENETIAN CASINO RESORT, LLC


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.